EXHIBIT 3.1


                            ARTICLES OF CORRECTION OF

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF

                         PRG-SCHULTZ INTERNATIONAL, INC.
         A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF GEORGIA

     Pursuant to the provisions of Section 14-2-124, Official Code of Georgia Annotated, the undersigned corporation executes the following Articles of
Correction:

     1.   The name of the corporation is PRG-SCHULTZ INTERNATIONAL, INC.

     2. The Articles of Amendment to the Articles of Incorporation of PRG-SCHULTZ INTERNATIONAL, INC., attached hereto as Exhibit A, were filed by the Secretary of State of the State of Georgia on the 15th day of March, 2006, and such document requires correction.

     3. The incorrect statements in said document and the reasons they are incorrect are as follows:

               a. the clause "provided, that the aggregate number of votes shall be rounded down to the number of the nearest whole share of common stock after taking into account all shares of Series A Preferred Stock held by any holder casting such votes" contained in Section 4.5 of said Articles of Amendment was inserted through scrivener error; and

               b. the clause "provided, that the aggregate number of votes shall be rounded down to the number of the nearest whole share of common stock after taking into account all shares of Series B Preferred Stock held by any holder casting such votes" contained in Section 5.5 of said Articles of Amendment was inserted through scrivener error.

     4. Sections 4.5 and 5.5 are corrected by striking such clauses, after which they read in their entirety as follows:

               "Section  4.5.  Voting  Rights.  Each share of Series A Preferred
          Stock will have the number of votes that the shares of common stock issuable upon conversion of a share of Series A Preferred Stock would have (referred to herein as voting on an "as converted" basis). Each share of Series A Preferred Stock will initially have 422.5 votes. The common stock, Series A Preferred Stock and Series B Preferred Stock, if any, will vote together as a single class, except in the limited circumstances provided in Section 4.6 below or as required under applicable law."

               "Section  5.5.  Voting  Rights.  Each share of Series B Preferred
          Stock will have the number of votes that the shares of common stock issuable upon conversion of a share of Series B Preferred Stock would have (referred to herein as voting on an "as converted" basis). Each share of Series B Preferred Stock will initially have 738.5 votes. The common stock, Series A Preferred Stock and Series B Preferred Stock will vote together as a single class, except in the limited circumstances provided in Section 5.6 below or as required under applicable law."

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Correction to be signed in its corporate name and on its behalf by its Senior Vice President, General Counsel, and Secretary on March 16, 2006.


                         PRG-SCHULTZ INTERNATIONAL, INC.


                         By:  /s/ C. McKellar, Jr.
                            -------------------------------------------
                            Clint McKellar, Jr., Senior Vice President,
                            General Counsel, and Secretary

                                                                       EXHIBIT A


                         PRG-SCHULTZ INTERNATIONAL, INC.

                              ARTICLES OF AMENDMENT
          -------------------------------------------------------------



To the Secretary of State
State of Georgia

          PRG-SCHULTZ INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the provisions of the Georgia Business Corporation Code (the "Corporation"), does hereby adopt, pursuant to authority vested in the Board of Directors of the Corporation (the "Board") by its Restated Articles of Incorporation (the "Articles of Incorporation"), and pursuant to the provisions of Section 14-2-601 of the Georgia Business Corporation Code, the Board, at a meeting held on March 9, 2006, duly approved the following Articles of Amendment authorizing the creation and issuance of a series of 125,000 shares of 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock"):

1.   The name of the Corporation is PRG-Schultz International, Inc.

2. Article 2, Section A of the Articles of Incorporation of the Corporation is hereby amended to append thereto a new subsection 4 and subsection 5 to read as follows:

     4. Series A Preferred Stock. There shall be a series of Preferred Stock, no par value, of the Corporation with the following designated number of shares, relative rights, preferences, and limitations thereof:

     Section 4.1. Designation, Rank and Number.

     (a) The shares of the series shall be designated as 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock"), no par value, with a liquidation preference of $120.00 per share as of the date of issue. The authorized number of shares constituting such series shall be 125,000.

     (b) The Series A Preferred Stock, with respect to dividend rights and the distribution of assets upon the Corporation's liquidation, dissolution or winding up, will rank (i) junior to all indebtedness of the Corporation; (ii) senior to all classes or series of the Corporation's common stock and to all other equity securities the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock ("Junior Stock"); (iii) pari passu with the 10.0% Series B Convertible Participating Preferred Stock (the "Series B Preferred Stock") and all other preferred equity securities issued by the Corporation, other than those securities described in clauses (ii) and (iv) of this Section 4.1(b), the issuance of which shall be subject to the consent of the required holders of the Series A Preferred Stock; and (iv) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock, subject to the consent of the required holders of the Series A Preferred Stock.

     Section 4.2. Dividends.

     (a) General. The holders of shares of Series A Preferred Stock, in preference to the holders of shares of any Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends, at a rate of 9.0% per annum of the then-effective liquidation preference payable in cash semi-annually on March 15 and September 15 of each year, commencing September 15, 2006, to holders of record at the close of business on the preceding March 1 and September 1, respectively. Declared dividends will be payable in cash. Any undeclared dividends will increase the liquidation preference as of the applicable dividend payment date.

     (b) Dividend Participation. If any dividends or distributions are paid on the Corporation's common stock (other than a dividend or distribution paid solely in additional shares of the Corporation's common stock), the holders of Series A Preferred Stock will be paid dividends or distributions per share of Series A Preferred Stock in an amount equal to what such holder would have received had it converted its shares of Series A Preferred Stock into shares of common stock of the Corporation immediately prior to the record date for the payment of such dividend or distribution.

     (c) Partial Dividend Periods. The Corporation will prorate and compute any dividend payable for a partial dividend period on the basis of a 360-day year consisting of twelve 30-day months. The Corporation will pay dividends to holders of record as they appear in its share records at the close of business on the applicable dividend record date.

     (d) Unpayable Dividends. No dividend on the Series A Preferred Stock will be authorized or declared or paid or set apart for payment by the Corporation if such authorization, declaration, payment or setting apart for payment would violate any of its agreements or is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are authorized or declared by the Board of Directors.

     (e) Dividends not Declared and Paid in Full. When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and all other equity securities ranking pari passu as to dividends with the Series A Preferred Stock (including the Series B Preferred Stock, if any), all dividends declared upon the Series A Preferred Stock and any other equity securities ranking pari passu as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and such other equity security bear to each other.

     (f) Restrictions on Other Payments. Except as provided in Section 4.2(e), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current dividend period:

          (i) no dividends, other than distributions in kind of common stock of the Corporation or other shares of Junior Stock, may be authorized or paid or set aside for payment, and no other dividend may be authorized or made


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


     upon, shares of common stock of the Corporation or any other shares of Junior Stock; and

          (ii) no shares of common stock of the Corporation or any other shares of Junior Stock may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation, except by conversion into or exchange for other Junior Stock.

     Section 4.3. Liquidation Preference.

     (a) Initial Preference. The Series A Preferred Stock will have an initial liquidation preference of $120.00 per share, subject to accretion.

     (b) Distribution upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series A Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for all of the Corporation's debts and other liabilities and preference payments to holders of equity securities ranking senior to the Series A Preferred Stock but before any payment or provision for any Junior Stock) an amount equal to the greater of:

          (i) the amount per share of Series A Preferred Stock equal to the then-effective liquidation preference, plus any accrued and undeclared dividends to the date of payment; and

          (ii) the amount per share the holder would have received in connection with such voluntary or involuntary liquidation, dissolution or winding up of the Corporation had such holder converted such share of Series A Preferred Stock into shares of common stock immediately prior to such event.

     (b) Distribution with Insufficient Assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, its assets are insufficient to make full payment of the liquidating distributions to holders of the Series A Preferred Stock and any other shares the Corporation's equity securities ranking pari passu with the Series A Preferred Stock as to liquidation rights (including the Series B Preferred Stock, if any), then the holders of the Series A Preferred Stock and pari passu shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     Section 4.4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

     (a) Right to Convert. The Series A Preferred Stock will be convertible at the holder's option at any time. Each share of Series A Preferred Stock will be initially convertible into 422.5 shares of common stock of the Corporation, calculated by dividing the then-effective liquidation preference of each share of Series A Preferred Stock by the conversion price. The initial conversion price is $0.28405, subject to anti-dilution adjustments described in this
Section 4.4.



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

     (b) Notice of Conversion. In order to effect a conversion of Series A Preferred Stock, a holder must deliver a notice of conversion to the Corporation. Upon receipt by the Corporation of the notice of conversion, the holder's shares of Series A Preferred Stock will immediately cease to have the rights and restrictions of preferred stock, and the holder will immediately be deemed to have all the rights of a holder of shares of common stock. The
Corporation will deliver a copy of the form of notice of conversion to each holder of Series A Preferred Stock prior to the convening of a stockholders meeting to increase the Corporation's authorized capital or at any time at the request of a holder of Series A Preferred Stock.

     (c) Adjustments to Conversion Price. The conversion price will be subject to adjustment in the event the Corporation (i) pays a dividend or distribution solely in shares of common stock; (ii) subdivides its outstanding shares of common stock into a greater number of shares of common stock, or (iii) combines its outstanding shares of common stock into a smaller number of shares of common stock. Concurrently with the effectiveness of any of the events described in clauses (i) through (iii), the conversion price in effect immediately prior thereto shall be adjusted by multiplying the conversion price in effect immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately prior to such adjustment and the denominator shall be the number of shares of common stock outstanding immediately following such adjustment.

     (d) Adjustments for Reclassification, Consolidation and Reorganization. In case of any reclassification of the common stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of any entity into the Corporation (other than a merger that does not
result  in  reclassification,   conversion,  exchange  or  cancellation  of  the
outstanding shares of common stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange whereby the common stock is converted into other certain securities, cash or other property, then the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period that the Series A Preferred Stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock into which one share of Series A Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

     (e) Further Adjustments. In the event that the Corporation's 2006 Management Incentive Plan, as may be amended from time to time ("MIP"), provides for adjustments to the conversion or strike prices of the equity securities granted thereunder or the number of shares issuable upon any such conversion that would be in addition to or more favorable than the adjustments contained in clauses (c) and (d) of this Section 4.4, then the conversion price of the Series A Preferred Stock or the number of shares issuable upon such conversion shall also be adjusted to the same extent as the conversion or strike prices of the equity securities granted under the MIP or the number of shares issuable upon any such conversion.

     (f) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its common stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of its common stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its common stock outstanding involving a change in the common stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred
Stock:

          (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of common stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (i) and (ii) above; and

          (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other consideration properly deliverable upon the occurrence of such event).

     (g) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

     (i) Fractional Shares. No fractional share shall be required to be issued by the Corporation upon the conversion of any share or shares of Series A Preferred Stock. All shares of common stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of common stock, the Corporation shall have the option, in lieu of issuing any fractional share, to pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

     (j) Notices. Any notice required by the provisions of this Section 4.4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

     Section 4.5. Voting Rights. Each share of Series A Preferred Stock will have the number of votes that the shares of common stock issuable upon conversion of a share of Series A Preferred Stock would have (referred to herein as voting on an "as converted" basis); provided, that the aggregate number of votes shall be rounded down to the number of the nearest whole share of common stock after taking into account all shares of Series A Preferred Stock held by any holder casting such votes. Each share of Series A Preferred Stock will initially have 422.5 votes. The common stock, Series A Preferred Stock and Series B Preferred Stock, if any, will vote together as a single class, except in the limited circumstances provided in Section 4.6 below or as required under applicable law.

     Section 4.6. Voting as Separate Class. Any amendment, modification or repeal of the terms of the Corporation's Articles of Incorporation relating to the Series A Preferred Stock that would materially adversely affect the powers, preferences, or rights of the Series A Preferred Stock or the bylaws including but not limited to modifications resulting from or in connection with any merger, consolidation or sale of all or substantially all of the assets of the Corporation, will require the approval of holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock, if any, voting together as a separate class. In addition, without the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, if any, voting together as a separate class, the Corporation shall not authorize, create, or increase the authorized or issued amount of any class or series of equity securities ranking senior or pari passu with the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     Section 4.7. Optional Redemption.

     (a) Optional Redemption. The Corporation shall have the right to redeem the Series A Preferred Stock at any time, after the New Conversion Rights Date, in whole or in part at any time concurrently with or after all of the Corporation's outstanding 11.0% Senior Notes due 2011 (the "Senior Notes") and 10.0% Senior Convertible Notes due 2011 (the "Senior Convertible Notes" and, together with the Senior Notes, the "Notes") have been repurchased, redeemed or otherwise repaid in full. Any such redemption shall be for a cash amount per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption. The Corporation will provide notice of the optional redemption date at least 30 days in advance of such date to all holders of Series A Preferred Stock showing on the registry books of the Corporation or the Transfer Agent as of such date and make such other public announcement as it deems reasonable. For purposes hereof, "New Conversion Rights Date" means the first date on which each of the following has occurred: (1) a registration statement registering the resale of the Notes, Series A Preferred Stock, Series B Preferred Stock, and shares of common stock issued upon the conversion of the Series A Preferred Stock and Series B Preferred Stock and certain other securities of the Corporation by certain affiliates of the Corporation becomes effective; and (2) a majority of the shareholders of the Corporation holding common stock have approved an increase in the amount of authorized shares of the common stock sufficient to implement fully the common stock conversion rights of the Senior Convertible Notes, the Series A Preferred Stock, the Series B Preferred Stock and the distribution of common stock under the MIP.

     (b) Conversion in Lieu of Redemption. The holders' option to convert shares of Series A Preferred Stock into shares of common stock of the Corporation will terminate at the close of business on the business day preceding the optional redemption date, unless the Corporation defaults in making any redemption


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

payment upon such optional redemption date. Holders of the Series A Preferred Stock shall have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including the business day preceding the optional redemption date.

     Section 4.8. Mandatory Redemption.

     (a) Mandatory Redemption Date. On March 15, 2011 (the "Series A Mandatory Redemption Date"), the Corporation must redeem all outstanding shares of Series A Preferred Stock for a cash redemption price per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption.

     (b) Insufficient or Unavailable Capital at the Mandatory Redemption Date. If at the Series A Mandatory Redemption Date, the Corporation does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Series A Preferred Stock, the Corporation will take all reasonable measures permitted under the Georgia Business Corporation Code to increase the amount of its capital and surplus legally available, and the Corporation will redeem as many shares of Series A Preferred Stock as it may legally redeem, ratably (as nearly as may be practicable without creating fractional shares) from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series A Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series A Preferred Stock.

     (c) Conversion in Lieu of Redemption. The holders' option to convert shares of Series A Preferred Stock into shares of common stock of the Corporation will terminate at the close of business on the business day preceding the Series A Mandatory Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable), unless the Corporation defaults in making any redemption payment upon such Series A Mandatory Redemption Date. Holders of the Series A Preferred Stock shall have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including the business day preceding the Series A Mandatory Redemption Date.

     (d) Notice. The Corporation will provide notice of the Series A Mandatory Redemption Date at least 30 days in advance of such date to all holders of Series A Preferred Stock showing on the registry books of the Corporation or the Transfer Agent as of such date and make such other public announcement as it deems reasonable.

     Section 4.9. Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series A Preferred Stock, new shares of Series A Preferred Stock of like tenor. The Series A Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 4.9 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     Section 4.10. Register. The Corporation shall appoint a transfer agent ("Transfer Agent") registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to keep at its principal office a register in which the Transfer Agent shall provide for the registration of the Series A Preferred Stock. The initial Transfer Agent shall be American Stock Transfer and Trust Company. Upon any transfer of the Series A Preferred Stock in accordance with the provisions hereof, the Transfer Agent shall register such transfer on the Series A Preferred Stock register. The Corporation or the Transfer Agent may deem the person in whose name the Series A Preferred Stock shall be registered upon the registry books of the Corporation or the Transfer Agent to be, and may treat it as, the absolute owner of the Series A Preferred Stock for the purpose of receiving payment of dividends on the Series A Preferred Stock, for the conversion of the Series A Preferred Stock and for all other purposes, and the Corporation or the Transfer Agent shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon the Series A Preferred Stock to the extent of the sum or sums so paid or the conversion or conversions so made.

     Section 4.11. Form of Certificates; Transfer. (a) Series A Preferred Stock shall be issued in the form of one or more permanent global shares of Series A Preferred Stock (the "Global Preferred Shares") in definitive, fully registered form with the global legend as set forth in clause (d) of this Section 4.11 below. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Share shall be deposited on behalf of the holders of the Series A Preferred Stock represented thereby with Wachovia Bank, N.A. or any successor thereto, as may be designated by the Board of Directors (the "Registrar"), at its New York office, as custodian for The Depository Trust Company ("DTC") or its successor depositary (collectively, the "Depositary"), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This
Section 4.11 (a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this subdivision with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.

     (b) Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series A Preferred Stock, unless:

          (i) DTC is unwilling or unable to continue as Depositary for the Global Preferred Share and the Corporation does not appoint a qualified replacement for DTC within 90 days,

          (ii) DTC ceases to be a "clearing agency" registered under the Exchange Act, and the Corporation does not appoint a qualified replacement for DTC within 90 days or

          (iii) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Series A Preferred Stock in registered form, with the same terms and of an equal aggregate liquidation preference.

Definitive shares of Series A Preferred Stock shall be registered in the name or names of the person or persons specified by DTC in a written instrument to the Registrar.

     (c) A Global Preferred Share shall not be valid until it is signed by an authorized officer of the Corporation in accordance with its bylaws, by manual or facsimile signature, and an authorized signatory of the Transfer Agent or its successor manually countersigns the Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this Article 2. Each Global Preferred Share shall be dated the date of its authentication.

     (d) Each Global Preferred Share shall bear a legend in substantially the form as follows:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES OF AMENDMENT (AS DEFINED BELOW). TRANSFERS TO AND FROM THIS GLOBAL SECURITY SHALL BE NOTED BY THE TRANSFER AGENT ON THE SCHEDULE OF EXCHANGES BELOW.

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

     Section 4.12. Withholding. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series A Preferred Stock.

     Section 4.13. Headings. The headings of the sections of this subsection 4 are inserted for convenience only and do not constitute a part of these Articles of Incorporation.

     5. Series B Preferred Stock. There shall be a series of Preferred Stock, no par value, of the Corporation with the following designated number of shares, relative rights, preferences and limitations thereof:

     Section 5.1 Designation, Rank and Number.

     (a) The shares of the series shall be designated as 10.0% Senior Series B Convertible Participating Preferred Stock (the "Series B Preferred Stock"), no par value, with a liquidation preference of $120.00 per share as of the date of issue. The authorized number of shares constituting such series shall be 125,000.

     (b) The Series B Preferred Stock, with respect to dividend rights and the distribution of assets upon the Corporation's liquidation, dissolution or winding up, will rank (i) junior to all indebtedness of the Corporation; (ii) senior to all classes or series of the Corporation's common stock and to all other Junior Stock; (iii) pari passu with the Series A Preferred Stock described in Section 4 above and all other preferred equity securities issued by the Corporation, other than those securities described in clauses (ii) and (iv) of this Section 5.1(b), the issuance of which shall be subject to the consent of the required holders of the Series B Preferred Stock,; and (iv) junior to all equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock, subject to the consent of the required holders of the Series B Preferred Stock.

     Section 5.2. Dividends.

     (a) General. The holders of shares of Series B Preferred Stock, in preference to the holders of shares of any Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends, at a rate of 10.0% per annum of the then-effective liquidation preference payable in cash semi-annually on March 15 and September 15 of each year, commencing September 15, 2006, to holders of record at the close of business on the preceding March 1 and September 1, respectively. Declared dividends will be payable in cash. Any undeclared dividends will increase the liquidation preference as of the applicable dividend payment date.

     (b) Dividend Participation. If any dividends or distributions are paid on the Corporation's common stock (other than a dividend or distribution paid solely in additional shares of the Corporation's common stock), the holders of Series B Preferred Stock will be paid dividends or distributions per share of

Series B Preferred Stock in an amount equal to what such holder would have received had it converted its shares of Series B Convertible Preferred Stock into shares of common stock of the Corporation immediately prior to the record date for the payment of such dividend or distribution.

     (c) Partial Dividend Periods. The Corporation will prorate and compute any dividend payable for a partial dividend period on the basis of a 360-day year consisting of twelve 30-day months. The Corporation will pay dividends to holders of record as they appear in its share records at the close of business on the applicable dividend record date.

     (d) Unpayable Dividends. No dividend on the Series B Preferred Stock will be authorized or declared or paid or set apart for payment by the Corporation if such authorization, declaration, payment or setting apart for payment would violate any of its agreements or is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are authorized or declared by the Board of Directors.

     (e) Dividends not Declared and Paid in Full. When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) on the Series B Preferred Stock and all other equity securities ranking pari passu as to dividends with the Series B Preferred Stock (including the Series A Preferred Stock), all dividends declared upon the Series B Preferred Stock and any other equity securities ranking pari passu as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such other equity security bear to each other.

     (f) Restrictions on Other Payments. Except as provided in Section 5.1(e), unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current dividend period:

          (i) no dividends, other than distributions in kind of common stock of the Corporation or other shares of Junior Stock, may be authorized or paid or set aside for payment, and no other dividend may be authorized or made upon, shares of common stock of the Corporation or any other shares of Junior Stock; and

          (ii) no shares of common stock of the Corporation or any other shares of Junior Stock may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation, except by conversion into or exchange for other Junior Stock.

     Section 5.3. Liquidation Preference.

     (a) Initial Preference. The Series B Preferred Stock will have an initial liquidation preference of $480.00 per share, subject to accretion.

     (b) Distribution upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series B Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for all of the Corporation's debts and other liabilities and preference payments to holders of equity securities ranking senior to the Series B Preferred Stock but before any payment or provision for any Junior Stock) an amount equal to the greater of:

          (i) the amount per share of Series B Preferred Stock equal to the then-effective liquidation preference, plus any accrued and undeclared dividends to the date of payment; and

          (ii) the amount per share the holder would have received in connection with such voluntary or involuntary liquidation, dissolution or winding up of the Corporation had such holder converted such share of Series B Preferred Stock into shares of common stock immediately prior to such event.

     (c) Distribution with Insufficient Assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, its assets are insufficient to make full payment of the liquidating distributions to holders of the Series B Preferred Stock and any other shares the Corporation's equity securities ranking pari passu with the Series B Preferred Stock as to liquidation rights (including the Series A Preferred Stock), then the holders of the Series B Preferred Stock and pari passu shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     Section 5.4. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows:

     (a) Right to Convert. The Series B Preferred Stock will be convertible at the holder's option at any time after the New Conversion Rights Date. Each share of Series B Preferred Stock will be initially convertible into 738.5 shares of common stock of the Corporation, which is calculated by dividing the then-effective liquidation preference of each share of Series B Preferred Stock by the conversion price. The initial conversion price is $0.65, subject to anti-dilution adjustments described in this Section 5.4.

     (b) Notice of Conversion. In order to effect a conversion of Series B Preferred Stock, a holder must deliver a notice of conversion to the Corporation. Upon receipt by the Corporation of the notice of conversion, the holder's shares of Series B Preferred Stock will immediately cease to have the rights and restrictions of preferred stock, and the holder will simultaneously receive shares of common stock in accordance with the terms outlined above. The Corporation will deliver a copy of the form of notice of conversion to each holder of Series B Preferred Stock at any time at the request of a holder of Series B Preferred Stock.

     (c) Adjustments to Conversion Price. The conversion price will be subject to adjustment in the event the Corporation (i) pays a dividend or distribution solely in shares of common stock; (ii) subdivides its outstanding shares of common stock into a greater number of shares of common stock, or (iii) combines its outstanding shares of common stock into a smaller number of shares of common stock. Concurrently with the effectiveness of any of the events described in clauses (i) through (iii), the conversion price in effect immediately prior thereto shall be adjusted by multiplying the conversion price in effect immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately prior to such adjustment and the denominator shall be the number of shares of common stock outstanding immediately following such adjustment.

     (d) Adjustments for Reclassification, Consolidation and Reorganization. In case of any reclassification of the common stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of any entity into the Corporation (other than a merger that does not
result  in  reclassification,   conversion,  exchange  or  cancellation  of  the
outstanding shares of common stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange whereby the common stock is converted into other certain securities, cash or other property, then the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter, during the period that the Series B Preferred Stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock into which one share of Series B Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

     (e) Further Adjustments. In the event that the MIP provides for adjustments to the conversion or strike prices of the equity securities granted thereunder or the number of shares issuable upon any such conversion that would be in addition to or more favorable than the adjustments contained in clauses (c) and
(d) of this Section 5.4, then the conversion price of the Series B Preferred Stock or the number of shares issuable upon such conversion shall also be adjusted to the same extent as the conversion or strike prices of the equity securities granted under the MIP or the number of shares issuable upon any such conversion.

     (f) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its common stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of its common stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its common stock outstanding involving a change in the common stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred
Stock:

          (i) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of common stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (i) and (ii) above; and

          (ii) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of common stock shall be entitled to exchange their common stock for securities or other consideration properly deliverable upon the occurrence of such event).

     (g) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

     (i) Fractional Shares. No fractional share shall be required to be issued by the Corporation upon the conversion of any share or shares of Series B Preferred Stock. All shares of common stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of common stock, the Corporation shall have the option, in lieu of issuing any fractional share, to pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

     (j) Notices. Any notice required by the provisions of this Section 5.4 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

     Section 5.5. Voting Rights. Each share of Series B Preferred Stock will have the number of votes that the shares of common stock issuable upon conversion of a share of Series B Preferred Stock would have (referred to herein as voting on an "as converted" basis); provided, that the aggregate number of votes shall be rounded down to the number of nearest whole share of common stock after taking into account all shares of Series B Preferred Stock held by any holder casting such votes. Each share of Series B Preferred Stock will initially have 738.5 votes. The common stock, Series A Preferred Stock and Series B Preferred Stock will vote together as a single class, except in the limited circumstances provided in Section 5.6 below or as required under applicable law.

     Section 5.6. Voting as Separate Class. Any amendment, modification or repeal of the terms of the Corporation's Articles of Incorporation relating to the Series B Preferred Stock that would materially adversely affect the powers, preferences, or rights of the Series B Preferred Stock or the bylaws including but not limited to modifications resulting from or in connection with any merger, consolidation or sale of all or substantially all of the assets of the Corporation, will require the approval of holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock, if any, voting together as a separate class. In addition, without the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class, the Corporation shall not authorize, create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to or pari passu with the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     Section 5.7. Optional Redemption.

     (a) Optional Redemption. The Corporation shall have the right to redeem the Series B Preferred Stock at any time after the New Conversion Rights Date, in whole or in part at any time concurrently with or after all of the Corporation's outstanding Senior Notes and Senior Convertible Notes (to the extent any such notes remain outstanding and have not been converted into Series B Preferred Stock) have been repurchased, redeemed or otherwise repaid in full. Any such redemption shall be for a cash amount per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption. The Corporation will provide notice of the optional redemption date at least 30 days in advance of such date to all holders of Series B Preferred Stock showing on the registry books of the Corporation or the Transfer Agent as of such date and make such other public announcement as it deems reasonable.

     (b) Conversion in Lieu of Redemption. The holders' option to convert shares of Series B Preferred Stock into shares of common stock of the Corporation will terminate at the close of business on the business day preceding the optional redemption date, unless the Corporation defaults in making any redemption payment upon such optional redemption date. Holders of the Series B Preferred Stock shall have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including the business day preceding the optional redemption date.

     Section 5.8. Mandatory Redemption.

     (a) Mandatory Redemption Date. On the later of (i) March 15, 2011 and (ii) 120 days following the New Conversion Rights Date (the "Series B Mandatory Redemption Date"), the Corporation must redeem all outstanding shares of Series B Preferred Stock for a cash redemption price per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption. In the event that the New Conversion Rights Date has not occurred on or before March 15, 2011, then on each semi-annual dividend payment date on or after March 15, 2011, in the event that any holder has given the Corporation at least 60 days notice prior to such dividend payment date, the Corporation will redeem such holders' Series B Preferred Stock at a price per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption.

     (b) Insufficient or Unavailable Capital at the Mandatory Redemption Date. If at the Series B Mandatory Redemption Date, the Corporation does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Series B Preferred Stock, the Corporation will take all reasonable measures permitted under the Georgia Business Corporation Code to increase the amount of its capital and surplus legally available, and the Corporation will redeem as many shares of Series B Preferred Stock as it may legally redeem, ratably (as nearly as may be practicable without creating fractional shares) from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series B Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series B Preferred Stock.

     (c) Conversion in Lieu of Redemption. The holders' option to convert shares of Series B Preferred Stock into shares of common stock of the Corporation will terminate at the close of business on the business day preceding the Series B Mandatory Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the HSR Act, if applicable), unless the Corporation defaults in making any redemption payment upon the Series B Mandatory Redemption Date. Holders of the Series B Preferred Stock shall have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including the business day preceding the Series B Mandatory Redemption Date.

     (d) Notice. The Corporation will provide notice of the Mandatory Redemption Date at least 30 days in advance of such date to all holders of Series B Preferred Stock showing on the registry books of the Corporation or the Transfer Agent as of such date make such other public announcement as it deems reasonable.

     Section 5.9. Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series B Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series B Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series B Preferred Stock, new shares of Series B Preferred Stock of like tenor. The Series B Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 5.9 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series B Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     Section 5.10. Register. The Corporation shall appoint a transfer agent registered under the Exchange Act to keep at its principal office a register in which the Transfer Agent shall provide for the registration of the Series B Preferred Stock. The initial Transfer Agent shall be American Stock Transfer and Trust Company. Upon any transfer of the Series B Preferred Stock in accordance with the provisions hereof, the Transfer Agent shall register such transfer on the Series B Preferred Stock register. The Corporation or the Transfer Agent may deem the person in whose name the Series B Preferred Stock shall be registered upon the registry books of the Corporation or the Transfer Agent to be, and may treat it as, the absolute owner of the Series B Preferred Stock for the purpose of receiving payment of dividends on the Series B Preferred Stock, for the conversion of the Series B Preferred Stock and for all other purposes, and the Corporation or the Transfer Agent shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon the Series B Preferred Stock to the extent of the sum or sums so paid or the conversion or conversions so made.

     Section 5.11. Form of Certificates. The shares of Series B Preferred Stock shall be certificated.

     Section 5.12. Withholding. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series B Preferred Stock.

     Section 5.13. Headings. The headings of the sections of this subsection 5 are inserted for convenience only and do not constitute a part of these Articles of Incorporation.

4. These  Articles of  Amendment  were duly  adopted by the Board of  Directors.
Pursuant  to  Section  14-2-602  of  the  Georgia  Business   Corporation  Code,
shareholder approval is not required.

5. The effective time and date of these Articles of Amendment shall be at 9 am on March 16, 2006.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to this 15th day of March, 2006.



                         PRG-SCHULTZ INTERNATIONAL, INC.


                         By: /s/ James McCurry
                            --------------------------------------
                         Name:   James McCurry
                         Title:  President and Chief Executive Officer


    Attested:           By:  /s/ C. McKellar, Jr.
                           ---------------------------------------
                        Name:    Clinton McKellar, Jr.
                        Title:   Senior Vice President, General Counsel
                                 and Secretary